SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Science Applications International Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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	(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

10260 Campus Point Drive
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 12, 2002

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Science Applications International Corporation, a Delaware corporation (the “Company”), will be held in the Grand Ballroom of the Hilton La Jolla Torrey Pines Hotel, 10950 North Torrey Pines Road, San Diego, California, on Friday, July 12, 2002, at 10:00 A.M. (local time), for the following purposes:

1. To elect five Class III Directors, each for a term of three years; and

2. To transact such other business as may properly come before the meeting or any adjournments, postponements or continuations thereof.

      Only stockholders of record at the close of business on May 15, 2002 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments, postponements or continuations thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the office of the Secretary of the Company at 10010 Campus Point Drive, San Diego, California for at least 10 days prior to the meeting and will also be available for inspection at the meeting.

By Order of the Board of Directors

J. D. HEIPT
Corporate Executive
Vice President and Secretary

San Diego, California

June 7, 2002

YOUR VOTE IS IMPORTANT

      You are cordially invited to attend the Annual Meeting. However, to assure that your shares are represented at the meeting, please complete, sign, date and promptly mail your proxy in the enclosed envelope, which requires no postage if mailed in the United States. Returning a signed proxy will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

VOTING RIGHTS AND SOLICITATION OF PROXIES
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
INDEPENDENT ACCOUNTANTS
AUDIT AND NON-AUDIT FEES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES
STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
ANNUAL REPORT

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

10260 Campus Point Drive
San Diego, California 92121

ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 12, 2002

PROXY STATEMENT

       This Proxy Statement is being furnished to the stockholders of Science Applications International Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by its Board of Directors for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held in the Grand Ballroom of the Hilton La Jolla Torrey Pines Hotel, 10950 North Torrey Pines Road, San Diego, California, on Friday, July 12, 2002, at 10:00 A.M. (local time), and at any and all adjournments, postponements or continuations thereof. At the Annual Meeting, the stockholders of the Company are being asked to consider and vote upon:

1. The election of five Class III Directors, each for a term of three years; and

2. Such other business as may properly come before the meeting or any adjournments, postponements or continuations thereof.

      This Proxy Statement and the enclosed form of proxy are first being mailed to the stockholders of the Company on or about June 7, 2002.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Shares Eligible to Vote

      Only stockholders of record of the Company’s Class A common stock, par value $.01 per share (the “Class A common stock”), and/or Class B common stock, par value $.05 per share (the “Class B common stock”), as of the close of business on May 15, 2002 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 198,149,199 shares of Class A common stock and 263,892 shares of Class B common stock outstanding. The Company has no other class of capital stock outstanding. The Class A common stock and the Class B common stock are collectively referred to herein as the “Common Stock.”

Quorum Requirements

      The presence, either in person or by proxy, of the holders of a majority of the total voting power of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum and to conduct business at the Annual Meeting. Although abstentions may be specified on all proposals (other than the election of Directors), abstentions will only be counted as present for purposes of determining the presence of a quorum but will not be voted.

Votes

      Each holder of Class A common stock will be entitled to one vote per share and each holder of Class B common stock will be entitled to 20 votes per share, in person or by proxy, for each share of Common Stock held in such stockholder’s name as of the Record Date on any matter submitted to a vote of stockholders at the Annual Meeting. However, in the election of Directors, all shares are entitled to be voted cumulatively. Accordingly, in voting for Directors: (i) each share of Class A common stock is entitled to as many votes as there are Directors to be elected, (ii) each share of Class B common stock is entitled to 20 times as many votes as there are Directors to be elected and (iii) each stockholder may cast all of such votes for a single nominee or distribute them among any two or more nominees as such stockholder chooses. Unless otherwise directed, shares represented by properly executed proxies will be voted at the discretion of the proxy holders so as to elect the maximum number of the Board of Directors’ nominees that may be elected by cumulative voting.

Voting of Shares Held by the Retirement Plans and Stock Plans

      On the Record Date, Vanguard Fiduciary Trust Company (the “Trustee”), as trustee of the Employee Stock Retirement Plan (“ESRP”), Cash or Deferred Arrangement (“CODA”) and Profit Sharing Retirement Plan (“Profit Sharing Plan”) of the Company, the Telcordia Technologies 401(k) Savings Plan of Telcordia Technologies, Inc., a wholly-owned subsidiary of the Company (the “Telcordia Plan”), and the AMSEC Employees 401(k) Profit Sharing Plan of AMSEC LLC, a joint venture in which the Company owns 55% (the “AMSEC Plan”) (collectively, the “Retirement Plans”), held 85,052,409 shares of Class A common stock and 23,148 shares of Class B common stock. Each participant in the Retirement Plans has the right to instruct the Trustee on a confidential basis how to vote his or her proportionate interests in all allocated shares of Common Stock held in the Retirement Plans. The Trustee will vote all allocated shares held in the Retirement Plans as to which no voting instructions are received, together with all unallocated shares held in the Retirement Plans, in the same proportion, on a plan-by-plan basis, as the allocated shares for which voting instructions have been received. The Trustee’s duties with respect to voting the Common Stock in the Retirement Plans are governed by the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The fiduciary provisions of ERISA may require, in certain limited circumstances, that the Trustee override the votes of participants with respect to the Common Stock held by the Trustee and to determine, in the Trustee’s best judgment, how to vote the shares.

      On the Record Date, Wachovia Bank, N.A. (“Wachovia”), as trustee of the Company’s Stock Compensation Plan, Management Stock Compensation Plan and Key Executive Stock Deferral Plan (collectively, the “Stock Plans”), held 4,978,131 shares of Class A common stock. Under the terms of the Stock Plans, Wachovia has the power to vote the shares of Class A common stock held by Wachovia in the Stock Plans. Wachovia will vote all such shares of Class A common stock in the same proportion that the other stockholders of the Company vote their shares of Common Stock.

Voting by Proxy

      Shares of Common Stock represented by properly executed proxies received in time for voting at the Annual Meeting will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, the shares represented by properly executed proxies will be voted FOR the election of Directors so as to elect the maximum number of the Board of Directors’ nominees that may be elected by cumulative voting. No business other than that set forth in the accompanying Notice of Annual Meeting is expected to come before the Annual Meeting; however, should any other matter requiring a vote of stockholders properly come before the Annual Meeting, it is the intention of the proxy holders to vote such shares in accordance with their best judgment on such matter. For information with respect to advance notice requirements applicable to stockholders who wish to propose any matter for consideration at the next Annual Meeting, see “Stockholder Proposals for the 2003 Annual Meeting.”

      Execution of the enclosed proxy will not prevent a stockholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering in a timely manner a written revocation or a new proxy bearing a later date to the Secretary of the Company, 10260 Campus Point Drive, San Diego, California 92121, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, however, in and of itself constitute a revocation of a proxy.

Proxy Solicitation

      This solicitation of proxies is made by the Company and the cost thereof will be borne by the Company, including the charges and expenses of persons holding shares in their name as nominee for forwarding proxy materials to the beneficial owners of such shares. In addition to the use of the mails, proxies may be solicited by officers, Directors and employees of the Company in person, by telephone or by email. Such individuals will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation.

ELECTION OF DIRECTORS

      The Company’s Certificate of Incorporation provides for a “classified” Board of Directors consisting of three classes which shall be as equal in number as possible. The number of authorized Directors is currently fixed at 18 Directors. Following the Annual Meeting, the Board of Directors intends to reduce the size of the Board to 17 Directors, with six Directors in Class I and II and five Directors in Class III.

      At the Annual Meeting, five Class III Directors are to be elected to serve three-year terms ending in 2005 or until their successors are elected and qualified or their earlier retirement, death, resignation or removal or disqualification from service as a Director pursuant to any current or future provision of the Bylaws. Currently, A.K. Jones, S.D. Rockwood, R.C. Smith, Jr. and J.P. Walkush serve as Class III Directors. All such Class III Directors, with the exception of R.C. Smith, Jr., will be standing for reelection. In addition, D.H. Foley and R. Snyderman have been nominated for election as Class III Directors. The five nominees who receive the most votes will be elected as Class III Directors. It is intended that, unless otherwise indicated, the persons named in the enclosed form of proxy will vote FOR the election of Directors so as to elect the maximum number of the Board of Directors’ nominees that may be elected by cumulative voting. To the best knowledge of the Board of Directors, all of the nominees are, and will be, able and willing to serve. In the event that any of the five nominees listed below should become unable to stand for election at the Annual Meeting, the proxy holders intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place and stead of any nominee unable to serve. Alternatively, the Board of Directors may elect, pursuant to Section 3.02 of the Company’s Bylaws, to fix the authorized number of Directors at a lower number so as to give the Nominating Committee of the Board of Directors additional time to evaluate candidates.

      Set forth below is a brief biography of each nominee for election as a Class III Director and of all other members of the Board of Directors who will continue in office:

NOMINEES FOR ELECTION AS CLASS III DIRECTORS

TERM ENDING 2005

D.H. Foley, age 57	Nominee for Director

      Mr. Foley joined the Company in 1992 and has served as an Executive Vice President since 2000. Prior thereto, Mr. Foley served as a Sector Vice President from 1992 to 2000.

A.K. Jones, age 60	Director since 1998
Director

      Dr. Jones is the Quarles Professor of Engineering at the University of Virginia where she has taught since 1989. From 1993 to 1997, Dr. Jones was on leave of absence from the University to serve as Director of Defense Research and Engineering in the U.S. Department of Defense. Dr. Jones also served as a Director of the Company from June 1987 to May 1993.

S.D. Rockwood, age 59	Director since 1996
Executive Vice President and Director

      Dr. Rockwood joined the Company in 1986 and has served as an Executive Vice President since 1997. Prior thereto, Dr. Rockwood served as a Sector Vice President from 1987 to 1997.

R. Snyderman, age 62	Nominee for Director

      Dr. Snyderman has served as Chancellor for Health Affairs at Duke University since 1989, Executive Dean of the School of Medicine at Duke University since 1999 and the President and Chief Executive Officer of Duke University Health System since 1998. He also served as Dean of the School of Medicine at Duke University from 1989 to 1999. Dr. Snyderman is a member of the Board of Directors of Ariad Pharmaceuticals, Inc. and The Proctor & Gamble Company.

J.P. Walkush, age 49	Director since 1996
Executive Vice President and Director

      Mr. Walkush joined the Company in 1976 and has served as an Executive Vice President since 2000. Prior thereto, Mr. Walkush served as a Sector Vice President from 1994 to 2000.

CLASS I DIRECTORS

TERM ENDING 2003

D.P. Andrews, age 57	Director since 1996
Corporate Executive Vice President and Director

      Mr. Andrews joined the Company in 1993 and has served as a Corporate Executive Vice President since January 1998. Prior thereto, Mr. Andrews served as Executive Vice President for Corporate Development from 1995 to 1998. Prior to joining the Company, Mr. Andrews served as Assistant Secretary of Defense from 1989 to 1993.

W.H. Demisch, age 57	Director since 1990
Director

      Mr. Demisch has been a Managing Director of Dresdner Kleinwort Wasserstein, formerly Wasserstein Perella Securities, Inc., since 1998. From 1993 to 1998, he was Managing Director of BT Alex. Brown and from 1988 to 1993, he was Managing Director of UBS Securities, Inc.

J.E. Glancy, age 56	Director since 1994
Executive Vice President and Director

      Dr. Glancy joined the Company in 1976 and has served as an Executive Vice President since 2000. Prior thereto, Dr. Glancy served as a Corporate Executive Vice President from 1994 to 2000. Dr. Glancy is also a member of the Board of Directors of CoorsTek, Inc. and NexPrise, Inc.

H.M.J. Kraemer, Jr., age 47	Director since 1997
Director

      Mr. Kraemer has served as the Chairman of Baxter International, Inc. (“Baxter”), a health-care products, systems and services company, since January 2000, as Chief Executive Officer of Baxter since January 1999 and as President of Baxter since April 1997. Prior thereto, Mr. Kraemer served as the Senior Vice President and Chief Financial Officer of Baxter from November 1993 to April 1997. Mr. Kraemer is also a member of the Board of Directors of Comdisco, Inc.

C.B. Malone, age 66	Director since 1993
Director

      Ms. Malone has served as the President of Financial & Management Consulting, Inc., a consulting company, since 1982. Ms. Malone is also a member of the Board of Directors of Hasbro, Inc., Lafarge North America and Lowe’s Companies, Inc.

J.A. Welch, age 71	Director since 1984
Director

      Dr. Welch joined the Company as a part-time employee in July 1990 and is involved in a number of scientific endeavors and strategic planning issues. Dr. Welch also serves as the President of Jasper Welch Associates, a consulting firm which he founded in 1983. Prior thereto, Dr. Welch was a Major General in the United States Air Force, from which he retired in 1983 after serving for 31 years.

CLASS II DIRECTORS

TERM ENDING 2004

J.R. Beyster, age 77	Director since 1969
Chairman of the Board, Chief Executive Officer and President

      Dr. Beyster founded the Company in 1969 and has served as Chairman of the Board and Chief Executive Officer since that time and has served as President since June 1998. Dr. Beyster also served as President of the Company from 1969 to 1988.

D.W. Dorman, age 48	Director since 1998
Director

      Mr. Dorman has been the President of AT&T Corp. since December 2000 and a member of its Board of Directors since February 2002. Mr. Dorman was the Chief Executive Officer of Concert Communications Company (formerly ATT/ BT Global Venture) from April 1999 to November 2000. Prior thereto, he was the President and Chief Executive Officer of PointCast Incorporated (“PointCast”) from November 1997 to April 1999 and Chairman of the Board of PointCast from February 1998 to April 1999. Previously, Mr. Dorman was the Executive Vice President of SBC Communications, Inc., a diversified telecommunications company, from August 1997 to November 1997, the President and Chief Executive Officer of Pacific Bell Corporation (“Pacific Bell”) from 1994 to 1997 and Chairman of the Board of Pacific Bell from 1996 to 1997. Mr. Dorman is also a member of the Board of Directors of SABRE Holdings Corporation and Scientific-Atlanta, Inc.

B.R. Inman, age 71	Director since 1982
Director

      Admiral Inman, USN (Ret.) joined the Company in 1990 as a part-time employee and, in that capacity, advises the Company on a wide variety of strategic planning issues. Admiral Inman was the Chairman of the Board, President and Chief Executive Officer of Westmark Systems, Inc., an electronics industry holding company, from 1986 through 1989. From 1983 to 1986, Admiral Inman served as Chairman, President and Chief Executive Officer of Microelectronics and Computer Technology Corporation. Admiral Inman retired from the United States Navy in 1982. During his career as a United States Naval Officer, Admiral Inman served in a number of high-level positions in the U.S. Government, including Director of the National Security Agency and Deputy Director of Central Intelligence. Admiral Inman is also a member of the Board of Directors of Fluor Corporation, Massey Energy Company, SBC Communications, Inc. and Temple-Inland, Inc. and holds the Lyndon B. Johnson Centennial Chair in National Policy at the University of Texas at Austin.

M.E. Trout, age 71	Director since 1995
Director

      Dr. Trout served as the interim Chief Executive Officer of Cytran, Inc., a bio-technology company, from April 1996 to July 1996. Prior thereto, Dr. Trout was associated with American Healthcare Systems, Inc. from 1986 until his retirement in 1995. Prior to his retirement, Dr. Trout served as Chairman, President and Chief Executive Officer and is currently serving as Chairman Emeritus of American Healthcare Systems, Inc. He is also the Chairman of the Board of Cytyc Corporation and a member of the Board of Directors of Baxter International and West Pharmaceutical Services, Inc.

J.H. Warner, Jr., age 61	Director since 1988
Corporate Executive Vice President and Director

      Dr. Warner joined the Company in 1973 and has served as a Corporate Executive Vice President since 1996. Prior thereto, Dr. Warner served as an Executive Vice President from 1989 to 1996.

A.T. Young, age 64	Director since 1995
Director

      Mr. Young served as an Executive Vice President of Lockheed Martin Corp. from March 1995 to July 1995. Prior to its merger with Lockheed Corporation, Mr. Young served as the President and Chief Operating Officer of Martin Marietta Corp. from 1990 to 1995. Mr. Young is also on the Board of Directors of the B.F. Goodrich Company and Potomac Electric Power Company.

Board of Directors Meetings and Committees

      During the year ended January 31, 2002 (“Fiscal 2002”), the Board of Directors held four meetings. Average attendance at such meetings of the Board of Directors was 97%. During Fiscal 2002, all Directors attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of the Board of Directors on which they served, except for H.M.J. Kraemer, Jr. Mr. Kraemer attended 100% of the meetings of the Board of Directors and at least 75% of the meetings of the Audit Committee, Finance Committee and Nominating Committee.

      The Board of Directors has various standing committees, including an Audit Committee, a Compensation Committee, an Executive Committee, a Nominating Committee and an Operating Committee.

Audit Committee

      The functions of the Audit Committee are described below under the heading “Audit Committee Report.” The Audit Committee held eight meetings during Fiscal 2002. The Audit Committee is comprised of three independent directors as defined by the current listing standards of the National Association of Securities Dealers. The current members of the Audit Committee are C.B. Malone (Chairperson), W.H. Demisch, A.K. Jones and H.M.J. Kraemer, Jr.

Compensation Committee

      The Compensation Committee’s responsibilities include: (i) approving the salaries of the Chief Executive Officer and all executive officers named pursuant to Section 16 of the Securities Exchange Act of 1934 (“Executive Officers”); (ii) approving any compensation contracts or severance packages for Executive Officers; (iii) establishing objective performance goals for the Executive Officers under the Company’s Bonus Compensation Plan and the amounts potentially payable if such goals are satisfied; (iv) administering such objective performance goals and determining the amounts to be paid if such goals are satisfied; (v) issuing reports required by the Securities and Exchange Commission regarding the Company’s compensation policies applicable to the Chief Executive Officer and the four other most highly compensated executive officers and (vi) approving and recommending to the full Board of Directors the compensation paid to outside Directors for their services as members of the Company’s Board of Directors. The Compensation Committee held one meeting during Fiscal 2002. The Compensation Committee consists of Directors who are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The current members of the Compensation Committee are A.T. Young (Chairperson), W.H. Demisch, D.W. Dorman, H.M.J. Kraemer, Jr., C.B. Malone and M.E. Trout.

Executive Committee

      The Executive Committee’s charter provides that, to the extent permitted by Delaware law, it shall have and may exercise all powers and authorities of the Board of Directors with respect to the following: (i) taking action on behalf of the Board of Directors during intervals between regularly scheduled meetings of the Board of Directors if it is impractical to delay action on a matter until the next regularly scheduled meeting of the Board of Directors and (ii) overseeing and assisting in the formulation and implementation of human resource management, scientific research policies and financial matters. The Executive Committee held five meetings during Fiscal 2002. The current members of the Executive Committee are B.R. Inman (Chairperson), D.P. Andrews, J.R. Beyster, J.E. Glancy, R.C. Smith, Jr., M.E. Trout, J.H. Warner, Jr. and A.T. Young.

Nominating Committee

      The Nominating Committee’s responsibilities include: (i) establishing a procedure for identifying nominees for election as Directors to the Board of Directors; (ii) reviewing and recommending to the Board of Directors criteria for membership on the Board and (iii) proposing nominees to fill vacancies on the Board of Directors as they occur. The Nominating Committee held two meetings during Fiscal 2002. The current members of the Nominating Committee are J.R. Beyster (Chairperson), D.W. Dorman, B.R. Inman, H.M.J. Kraemer, Jr., M.E. Trout, J.A. Welch and A.T. Young.

      Any stockholder may nominate a person for election as a Director of the Company by complying with the procedure set forth in the Company’s Bylaws. Pursuant to Section 3.03 of the Company’s Bylaws, in order for a stockholder to nominate a person for election as a Director, such stockholder must give timely notice to the Secretary of the Company prior to the meeting at which Directors are to be elected. To be timely, notice must be received by the Secretary not less than 50 days nor more than 75 days prior to the meeting (or if fewer than 65 days’ notice or prior public disclosure of the meeting date is given or made to stockholders, not later than the 15th day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made). Such notice must contain certain information about the nominee, including his or her name, age, business and residence addresses and principal occupation during the past five years, the class and number of shares of Common Stock beneficially owned by such nominee and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee. The notice must also contain certain information about the stockholder proposing to nominate that person. Pursuant to Section 3.03 of the Company’s Bylaws, the Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee’s eligibility to serve as a Director.

Operating Committee

      The Operating Committee has the authority to (i) approve offers by the Company to sell shares of Class A common stock; (ii) approve contracts to be entered into by the Company for the purchase or lease of goods, services and facilities; (iii) approve the amendment of the Company’s employee benefit and incentive compensation plans and the trust agreements entered into in connection with such plans, the Company’s contributions to any such plan and the participation by the Company’s subsidiaries in any such plan; (iv) authorize the filing of registration statements, reports and other documents with the Securities and Exchange Commission and state securities commissions; (v) call the annual meeting of stockholders, fix the purposes, place, time, date and record date for such meeting and approve the proxy materials to be used in connection therewith; (vi) review preliminary agendas for meetings of the Board of Directors; (vii) adopt supplemental resolutions which modify or amend resolutions theretofore adopted by the Board of Directors that, in the opinion of the Company’s counsel, do not materially change the purpose and intent of the underlying resolutions and (viii) authorize the merger between the Company and one or more of its subsidiaries. The Operating Committee held four meetings during Fiscal 2002. The current members of the Operating Committee are J.R. Beyster (Chairperson), D.P. Andrews, S.D. Rockwood, J.P. Walkush and J.H. Warner, Jr.

Directors’ Compensation

      Except as otherwise described below, all Directors, other than those who are employees of the Company, are paid an annual retainer of $25,000 and receive $1,000 for each day on which they attend meetings of the Board of Directors or of the committees on which they serve; provided, however, if a committee meeting is held on the same day as a Board of Directors or other committee meeting, the fee for each additional meeting is $500. In addition, C.B. Malone and M.E. Trout are each paid $10,000 for their committee chairmanships and for their service on multiple committees of the Board. Directors are also reimbursed for expenses incurred while attending meetings or otherwise performing services for the Company. Directors are eligible to receive stock options under the Company’s 1999 Stock Incentive Plan. For services rendered as a Director during Fiscal 2002, W.H. Demisch, D.W. Dorman, B.R. Inman, A.K. Jones, H.M.J. Kraemer, Jr., C.B. Malone, M.E. Trout, J.A. Welch and A.T. Young each received options to purchase 12,000 shares of Class A common stock at $32.95 per share. All such options were granted at a price equal to the market value of the Class A common stock (as reflected by the Formula Price) on the date of grant, become exercisable one year after the date of grant and vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

      The Company has agreements with certain Directors whereby such Directors perform consulting and other services for the Company. In Fiscal 2002, A.K. Jones earned $1,600 for consulting services under a consulting arrangement which provided for remuneration of $200 per hour. The amount paid to Dr. Jones under such consulting arrangement was in addition to the annual retainer and meeting fees.

      See “Certain Relationships and Related Transactions” for information with respect to transactions between the Company and certain entities in which certain Directors of the Company may be deemed to have an interest.

EXECUTIVE COMPENSATION

Summary Compensation

      The following table (the “Summary Compensation Table”) sets forth information regarding the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended January 31, 2002, 2001 and 2000, of those persons who were, at January 31, 2002 (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”). The Summary Compensation Table sets forth the annual and long-term compensation earned by the Named Executive Officers for the relevant fiscal year, whether or not paid in such fiscal year. Information regarding the Class A common stock for the time period prior to August 31, 1999 has been restated to reflect the four-for-one stock split which became effective on such date.

Summary Compensation Table

					Long-Term Compensation

						Number of
		Annual Compensation				Securities
	Fiscal				Restricted Stock	Underlying	All Other
Name and Principal Position	Year	Salary(1)		Bonus(2)	Awards(3)	Options	Compensation(4)

J.R. Beyster	2002	$969,231		$1,000,000	$0	0	$12,981
Chairman of the Board,	2001	$872,596		$1,000,000	$0	0	$15,089
Chief Executive Officer	2000	$726,923		$1,000,000	$0	0	$15,012
and President
J.D. Heipt	2002	$473,846		$550,003	$100,003	100,000	$12,981
Corporate Executive Vice	2001	$410,337		$525,013	$100,013	120,000	$15,089
President and Secretary	2000	$361,779		$499,999	$279,988	120,000	$15,012
D.P. Andrews	2002	$442,207		$500,003	$200,007	100,000	$12,981
Corporate Executive	2001	$394,616		$425,013	$199,994	100,000	$15,089
Vice President	2000	$353,077		$399,999	$199,999	100,000	$15,012
W.A. Roper, Jr.	2002	$465,865		$445,023	$100,003	90,000	$12,981
Corporate Executive	2001	$423,077		$500,013	$100,013	120,000	$15,089
Vice President	2000	$363,462		$500,023	$279,988	120,000	$15,012
T.E. Darcy(5)	2002	$415,385		$490,003	$100,003	100,000	N/A
Executive Vice President	2001	$120,000	(6)	$134,005	$59,995	16,000	N/A
and Chief Financial Officer

(1)	Includes amounts paid in lieu of unused comprehensive leave.

(2)	Includes the award of the following number of shares of Class A common stock with a market value as of the date of grant (calculated by multiplying the Formula Price of the Class A common stock on the date of grant by the number of shares awarded) for Fiscal Years 2002, 2001, and 2000, respectively, as follows: J.D. Heipt: 3,035 shares, with a market value of $100,003, 3,244 shares, with a market value of $100,013, and 3,858 shares, with a market value of $99,999; D.P. Andrews: 3,035 shares, with a market value of $100,003, 3,244 shares, with a market value of $100,013, and 3,858 shares, with a market value of $99,999; W.A. Roper, Jr.: 2,883 shares, with a market value of $94,995, 3,244 shares, with a market value of $100,013, and 3,858 shares, with a market value of $99,999; and T.E. Darcy: 3,035 shares, with a market value of $100,003, and 1,103 shares, with a market value of $34,005.

(3)	The amount reported represents the market value on the date of grant (calculated by multiplying the Formula Price of the Class A common stock on the date of grant by the number of shares awarded), without giving effect to the diminution in value attributable to the restrictions on such stock. Restricted stock vests as to 20%, 20%, 20%, and 40% on the first, second, third, and fourth year anniversaries of the date of grant, respectively. The amount reported represents the following number of restricted shares of Class A common stock awarded for Fiscal Years 2002, 2001, and 2000, respectively: J.D. Heipt: 3,035 shares, 3,244 shares, and 10,802 shares; D.P. Andrews: 6,070 shares, 6,487 shares, and 7,716 shares; W.A. Roper, Jr.: 3,035 shares, 3,244 shares, and 10,802 shares; and T.E. Darcy: 3,035 shares and

1,946 shares. As of January 31, 2002, the aggregate restricted stock holdings (other than restricted stock which has been deferred into the Key Executive Stock Deferral Plan) for the Named Executive Officers were as follows: J.R. Beyster: 12,268 shares, with a market value as of such date of $404,231; J.D. Heipt: 8,996 shares, with a market value as of such date of $296,418; D.P. Andrews: 7,201 shares, with a market value as of such date of $237,273; W.A. Roper, Jr.: 0 shares; and T.E. Darcy: 1,459 shares, with a market value as of such date of $48,074. Dividends are payable on such restricted stock if and when declared. However, the Company has never declared or paid a dividend on its capital stock and no dividends on its capital stock are contemplated in the foreseeable future.

(4)	Represents amounts contributed or accrued by the Company for the Named Executive Officers under the Company’s Profit Sharing Plan, ESRP and CODA.

(5)	Mr. Darcy was not an employee of the Company in Fiscal 2000.

(6)	Mr. Darcy joined the Company in October 2000. Mr. Darcy’s annual salary for Fiscal 2001 would have been $400,000.

Option Grants

      The following table sets forth information regarding grants of options to purchase shares of Class A common stock pursuant to the Company’s 1999 Stock Incentive Plan made during Fiscal 2002 to the Named Executive Officers.

Option Grants In Last Fiscal Year

					Potential Realizable Value at
	Number of	% of Total			Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation for
	Underlying	Granted to	Exercise		Option Term(2)
	Options	Employees in	Price	Expiration
Name	Granted(1)	Fiscal 2002	(Per Share)	Date	5%	10%

J.R. Beyster	0	N/A	N/A	N/A	N/A	N/A
J.D. Heipt	120,000	1.2%	$30.83	3/22/06	$1,022,131	$2,258,643
D.P. Andrews	100,000	*	$30.83	3/22/06	$851,776	$1,882,202
W.A. Roper, Jr.	120,000	1.2%	$30.83	3/22/06	$1,022,131	$2,258,643
T.E. Darcy	16,000	*	$30.83	3/22/06	$136,284	$301,152

*	Less than 1% of the total options granted to employees in Fiscal 2002.

(1)	All such options become exercisable one year after the date of grant and vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively. Although the listed grants of options were made during Fiscal 2002, such grants relate to the individual’s service for the fiscal year ended January 31, 2001.

(2)	The potential realizable value is based on an assumption that the Formula Price of the Class A common stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the 5-year option term. These values are calculated based on the regulations promulgated by the Securities and Exchange Commission and should not be viewed in any way as an estimate or forecast of the future performance of the Class A common stock. There can be no assurance that (i) the values realized upon the exercise of the stock options will be at or near the potential realizable values listed in this table, (ii) the Class A common stock will in the future provide returns comparable to historical returns or (iii) the Formula Price will not decline.

Option Exercises and Fiscal Year-End Values

      The following table sets forth information regarding the exercise of options during Fiscal 2002 and unexercised options to purchase Class A common stock granted during Fiscal 2002 and prior years under the Company’s 1995 Stock Option Plan, 1998 Stock Option Plan and 1999 Stock Incentive Plan to the Named Executive Officers and held by them at January 31, 2002.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Value

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at January 31, 2002		at January 31, 2002(1)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

J.R. Beyster	200,000	$5,024,500	0	0	N/A	N/A
J.D. Heipt	60,000	$1,578,350	96,000	304,000	$1,468,500	$2,415,600
D.P. Andrews	48,000	$1,247,880	108,000	232,000	$2,126,900	$1,702,900
W.A. Roper, Jr.	80,000	$2,093,270	132,000	328,000	$2,302,530	$2,971,620
T.E. Darcy	0	N/A	30,659	138,638	$87,471	$383,807

(1)	Based on the Formula Price of the Class A common stock as of such date less the exercise price of such options.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

      Since its inception, the Company has been an employee-owned corporation based upon the philosophy that “those who contribute to the Company should own it, and ownership should be commensurate with that contribution and performance as much as feasible.” The Company’s compensation policies, plans and programs seek to implement this employee ownership philosophy by closely aligning the financial interest of the Company’s employees, including executive officers, with the financial interest of its stockholders.

      As members of the Compensation Committee, it is our responsibility to approve the salaries paid to the Company’s Chief Executive Officer and all executive officers named pursuant to Section 16 of the Securities Exchange Act of 1934, which includes the four other most highly paid executive officers of the Company (“Executive Officers”), and to recommend to the Bonus Compensation Committee of the Board of Directors the amount of grants to be made to the Chief Executive Officer and the Executive Officers under the Company’s Bonus Compensation Plan. These determinations are made in light of individual, corporate and business unit performance, the performance of our competitors and other similar businesses and relevant market compensation data. To assist the Compensation Committee in carrying out these responsibilities, Towers Perrin, an internationally recognized executive compensation consulting firm, was retained by the Compensation Committee to review the compensation paid to the Company’s Chief Executive Officer and the four other highest paid executive officers of the Company during the fiscal year ended January 31, 2002 and to provide a competitive assessment of the various components of such compensation.

      The compensation policy of the Company, which is endorsed by the Compensation Committee, is that a substantial portion of the total compensation of executive officers be related to and contingent upon their individual contribution and performance, the performance of business units under their management and the performance of the Company as a whole. In this way, the Company seeks to encourage continuing focus on increasing the Company’s revenue, profitability and stockholder value, while at the same time motivating its executive officers to perform to the fullest extent of their abilities.

      The Company has continued to set the annual base salaries of its executive officers at or below competitive levels and continues to cause a significant portion of an executive officer’s compensation to consist of annual and longer-term incentive compensation which are variable and closely tied to corporate, business unit and individual performance. For the fiscal year ended January 31, 2002, the executive officers’ incentive compensation was an average of approximately 58% of the executive officers’ total compensation (salary and bonus). As a result, much of an executive officer’s total compensation was “at risk” and dependent on performance during the prior fiscal year.

      An executive officer’s incentive compensation may consist of cash, fully vested stock, vesting stock, options, stock units or a combination of these components. Generally, an annual bonus is given after the end of the fiscal year based on individual, corporate and business unit performance for such fiscal year and an executive officer’s respective responsibilities, strategic and operational goals and levels of historic and anticipated performance. By awarding bonuses of vesting stock and vesting stock options, the Company seeks to encourage individuals to remain with the Company and continue to focus on the long-term technical and financial performance of the Company and on increasing stockholder value. Further, the exercise price of all stock options granted is equal to the Formula Price of the Class A common stock on the date of grant. Therefore, such options only have value to the extent that the Formula Price of the Company’s Class A common stock increases during the term of the stock option. The Company’s general philosophy is to encourage employees to have significant stockholdings in the Company so that they have sufficient economic incentive to maximize the Company’s long-term performance and stock value.

      In evaluating the performance and establishing the incentive compensation of the Chief Executive Officer and the Company’s other executive officers, the Compensation Committee recognized that the Company continued to increase its revenue and profitability during the past fiscal year. For the fiscal year ended January 31, 2002 (“Fiscal Year 2002”), the Company’s revenues increased to $6.1 billion, a 3% increase from the revenues for the fiscal year ended January 31, 2001 (“Fiscal Year 2001”) of $5.9 billion. The Company’s net non-operating income for Fiscal Year 2002 was $18.9 million, compared to net income of $2.1 billion in Fiscal Year 2001. The Company’s net income for both Fiscal Years 2002 and 2001 included pre-tax operating net gains from sales of business units and pre-tax net losses and gains on transactions involving the Company’s marketable securities and other investments. Excluding these items, the Compensation Committee noted the Company’s operating income increased by 11.2% and its net income increased by 1% in Fiscal Year 2002 from Fiscal Year 2001.

      Finally, although the performance of the equity markets during the past year was flat to negative, the performance of the Company’s Class A common stock continued to increase and exceeded the performance of both the broad market index of Standard and Poor’s Composite 500 Stock Index and the Company’s peer group index of the Goldman Sachs Technology Services Index. The Company’s Class A common stock realized an annual return of 6.9% for the one-year period ended January 31, 2002, significantly exceeding the annual return of both the Standard and Poor’s Composite 500 Stock Index and the Goldman Sachs Technology Services Index of -16.1% and 0.2%, respectively, during the same period. The Compensation Committee also noted that over the past five and ten years, the Class A common stock realized annualized returns of 38.4% and 28.0%, respectively.

      During the past fiscal year, Dr. Beyster was paid a base salary of $900,0001, which represented a 9% increase over his base salary for the prior year. Despite this salary increase, Towers Perrin has concluded that Dr. Beyster’s base salary is at approximately the 50th percentile in its compensation survey data base for chief executive officers for general industry, high technology, aerospace/defense and communications companies.

      Dr. Beyster was paid a cash bonus of $1,000,000 for the fiscal year ended January 31, 2002. Considering the Company’s successful performance during the past fiscal year, the fact that the Company’s Class A common stock outperformed both the broad market index and the Company’s peer group index and the continued diversification of the Company’s business base, the Compensation Committee believes that Dr. Beyster’s cash bonus was well warranted.

      Towers Perrin has also advised the Compensation Committee that Dr. Beyster’s total compensation (base salary and bonus) paid for the last fiscal year fell below the 25th percentile in its compensation survey data

      1The variance between this amount and Dr. Beyster’s base salary reported in the Summary Compensation Table is attributable to payment for his unused comprehensive leave.

base of chief executive officers for general industry, high technology, aerospace/defense and communications companies. The Compensation Committee would like to emphasize that Dr. Beyster’s below market compensation level is not a reflection of the Compensation Committee’s opinion of Dr. Beyster’s ability or his relative value. It is, however, a reflection of Dr. Beyster’s personal reluctance to accept compensation anywhere near the median compensation levels provided to the chief executive officers of the comparable companies surveyed by Towers Perrin.

      Towers Perrin has reviewed the compensation for each of the other four highest paid executive officers of the Company during its last fiscal year and has reported to the Compensation Committee that, based on industry survey data collected by Towers Perrin, the compensation of these executive officers was within an acceptable range of competitive market levels for individuals with comparable duties and responsibilities.

      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of certain compensation in excess of $1 million paid in any one year to the chief executive officer and the other four highest paid executive officers. In order to maintain maximum tax deductibility of executive compensation, the Company obtained stockholder approval of the 1999 Stock Incentive Plan and the amendment and restatement of the 1984 Bonus Compensation Plan. The Compensation Committee will continue to monitor compensation programs in light of Section 162(m); however, the Compensation Committee considers it important to retain the flexibility to design compensation programs that are in the best long-term interests of the Company and its stockholders.

      The Compensation Committee believes that the compensation policies, plans and programs the Company has implemented, and which the Compensation Committee endorses, have encouraged management’s focus on the long-term financial performance of the Company and have contributed to achieving the Company’s technical and financial success.

A.T. Young (Chairperson)
W.H. Demisch
D.W. Dorman
H.M.J. Kraemer, Jr.
C.B. Malone
M.E. Trout

April 11, 2002

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

      During Fiscal 2002, W.H. Demisch, D.W. Dorman, H.M.J. Kraemer, Jr., C.B. Malone, L.A. Simpson, M.E. Trout and A.T. Young served as members of the Compensation Committee. None of such persons served as an officer or employee of the Company or any of its subsidiaries during Fiscal 2002 or formerly served as an officer of the Company or any of its subsidiaries. L.A. Simpson resigned from the Board of Directors in March 2002.

      See also “Election of Directors — Directors’ Compensation.”

AUDIT COMMITTEE REPORT

      The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accuracy and integrity of the Company’s financial reporting. Management is responsible for preparing the Company’s financial statements and maintaining an appropriate system of internal controls. The Company’s independent accountants are responsible for auditing the financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes. We rely on the information provided to us and on the representations made by management and the independent accountants as to the consolidated financial statements being prepared in accordance with generally accepted accounting principles.

      The duties and responsibilities of the Audit Committee have been set forth in a written charter since 1975. As set forth in more detail in the Audit Committee Charter, the Audit Committee’s primary responsibilities fall into the following categories.

•	Internal Control — review and make recommendations concerning the quality, adequacy and effectiveness of the Company’s financial and accounting controls with the independent accountants and internal auditors.

•	Independent Audit — evaluate and select (or review and recommend to the full Board of Directors) the independent accountants to audit the Company’s consolidated financial statements, review the independence of the independent accountants and review the proposed audit scope and procedures to be utilized.

•	Internal Audit — review the qualifications, organizational structure and resources of the internal audit function, review the proposed audit plan, and receive periodic summaries of findings from completed audits, the status of major audits in process and the completion of the current year’s internal audit plan.

•	Financial Reporting — review with management and the independent accountants the Company’s annual and interim consolidated financial statements that will be contained in the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q to be filed with the Securities and Exchange Commission, and discuss with the independent accountants its judgments about the quality and the acceptability of the accounting principles used by the Company.

•	Ethical and Legal Compliance — review the effectiveness of the Company’s system for monitoring compliance with laws and regulations, including receiving reports from management on management’s review of compliance with the Company’s policies.

      In the course of fulfilling its responsibilities, the Audit Committee has:

•	met with the Company’s internal auditors and independent accountants, with and without management present, and discussed the plans for their respective audits, the results of their audits, their evaluations of the Company’s internal controls and the quality of the Company’s financial reporting;

•	reviewed and discussed with management and Deloitte & Touche LLP, the Company’s independent accountants, the audited financial statements for the fiscal year ended January 31, 2002, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

•	discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Accounting Standards No. 61 (Communication with Audit Committees);

•	received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees);

•	discussed with Deloitte & Touche LLP their independence from the Company and management; and

•	considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining their independence.

      Based on the reviews and discussions summarized in this Report and subject to the limitations on our role and responsibilities referred to above and contained in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2002 for filing with the Securities and Exchange Commission.

C.B. Malone (Chairperson)
W.H. Demisch
A.K. Jones
H.M.J. Kraemer, Jr.

April 12, 2002

INDEPENDENT ACCOUNTANTS

      The Company has selected Deloitte & Touche LLP to serve as its independent accountants for the audit of the Company’s financial statements for the fiscal year ending January 31, 2003. The Audit Committee of the Company’s Board of Directors approved the engagement of Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP will be at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

AUDIT AND NON-AUDIT FEES

      Aggregate fees billed to the Company for the fiscal year ended January 31, 2002 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, which includes Deloitte Consulting (collectively, “Deloitte & Touche”):

Audit Fees	$2,038,155	(a)

Financial Information Systems:
Design and Implementation Fees	$—	(b)

All Other Fees:
Other Audit Related Fees	$465,442	(c)
Non-audit Related Fees	792,745	(d)

	$1,258,187

(a)	Audit fees include audit of consolidated financial statements, quarterly reviews, review of annual report on Form 10-K, review of registration statements, attendance at audit committee and shareholder meetings and review of proxy statement for annual meeting.

(b)	Deloitte & Touche did not bill any fees for the professional services described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X. Further, Deloitte & Touche has recently announced its intent to separate Deloitte Consulting from the firm.

(c)	Includes fees for attestation services such as audits of employee benefit plans of $210,730 and accounting consultation, research, computer assurance services and agreed upon procedures of $254,712.

(d)	Represents fees for tax services related to tax consultations and planning matters and other tax related projects.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Foundation for Enterprise Development, a non-profit organization (the “Foundation”), was established in 1986 by J.R. Beyster, Chairman of the Board, Chief Executive Officer and President of the Company, to promote employee ownership. The Foundation also does business as The Beyster Institute for Entrepreneurial Employee Ownership. Dr. Beyster is the President and a member of the Board of Trustees of the Foundation and J.P. Walkush, an Executive Vice President and a Director of the Company, and T.E. Darcy, an Executive Vice President and Chief Financial Officer of the Company, are members of the Board of Trustees of the Foundation. In addition, M.A. Walkush, sister of J.P. Walkush and the Director of Employee Owner Relations for the Company, is an unpaid Senior Fellow for the Foundation. In Fiscal 2002, the Company made a total contribution of $700,000 to the Foundation. This contribution was made in the form of cash, rent-free occupancy in the Company’s facilities and donated services from the Company. The Board of Directors has approved a similar contribution of $700,000 to the Foundation for the fiscal year ending January 31, 2003.

      M.A. Beyster, daughter of J.R. Beyster, Chairman of the Board, Chief Executive Officer and President of the Company, is an employee of the Company. For services rendered during Fiscal 2002, M.A. Beyster received $132,261 in cash compensation, 91 shares of vesting Class A common stock which had a market value on the date of grant of $2,998 and options to acquire 600 shares at $32.95 per share, which was the market value of the Class A common stock (as reflected by the Formula Price) on the date of grant. Such shares of vesting Class A common stock and options both vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively. M.A. Beyster is a Business Development Manager for the Company’s Engineering and Environmental Management Services Group developing business in the areas of environmental, health and safety information and management systems.

      M.A. Walkush, sister of J.P. Walkush, a Director and an Executive Vice President of the Company, is an employee of the Company. For services rendered during Fiscal 2002, M.A. Walkush received $117,943 in cash compensation, 241 shares of vesting Class A common stock which had a market value on the date of grant of $7,941 and options to acquire 8,000 shares at $32.95 per share, which was the market value of the Class A common stock (as reflected by the Formula Price) on the date of grant. Such shares of vesting Class A common stock and options both vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively. M.A. Walkush has been an employee of the Company for over 16 years and is the Director of Employee Owner Relations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules of the Securities and Exchange Commission (the “Commission”) thereunder require the Company’s Directors and executive officers to file reports of their ownership and changes in ownership of Class A common stock with the Commission. Personnel of the Company generally prepare and file these reports on the basis of information obtained from each Director and officer and pursuant to a Power of Attorney. Based on such information, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its Directors and executive officers during the last fiscal year were filed on time, except that two reports covering three transactions for Dr. Glancy were filed late as a result of an administrative error by the Company.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total return on the Class A common stock against the cumulative total return of the Standard & Poor’s Composite-500 Stock Index and the Goldman Sachs Technology Services Index for the five (5) fiscal years ending January 31, 2002. The comparison of total return shows the change in year-end stock price, assuming the immediate reinvestment of all dividends for each of the periods.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

SAIC CLASS A COMMON STOCK VS. S&P 500 AND
GOLDMAN SACHS TECHNOLOGY SERVICES INDEX
SAIC STOCK PRICE GROWTH VS. S&P 500 AND
GOLDMAN SACHS TECHNOLOGY SERVICES INDEX

							5-Year Annual
	1/31/1997	1/31/1998	1/31/1999	1/31/2000	1/31/2001	1/31/2002	Return Rate

SAIC Stock Price	100	151	269	399	475	508	38.4%
S&P 500 w/income	100	127	168	185	184	154	9.0%
Goldman Sachs Tech Svcs Index	100	117	154	169	171	171	11.4%

BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES

Class A Common Stock

      To the best of the Company’s knowledge, as of the Record Date, no person (other than Vanguard Fiduciary Trust Company (“Vanguard”) in its capacity as trustee of the Retirement Plans) beneficially owned more than 5% of the outstanding shares of Class A common stock. The following table sets forth, as of the Record Date, to the best of the Company’s knowledge, the number of shares of Class A common stock beneficially owned by each Director, each nominee for Director, the Named Executive Officers and all executive officers and Directors as a group:

	Amount and
	Nature of
	Beneficial	Percent
Name of Beneficial Owner	Ownership(1)	of Class(2)

D.P. Andrews	294,690	*
J.R. Beyster	3,061,391	1.5	%(3)
T.E Darcy	45,601	*
W.H. Demisch	182,377	*
D.W. Dorman	32,000	*
D.H. Foley	100,163	*
J.E. Glancy	644,258	*
J.D. Heipt	393,895	*
B.R. Inman	273,659	*
A.K. Jones	48,400	*
H.M.J. Kraemer, Jr.	70,400	*
C.B. Malone	98,500	*
S.D. Rockwood	246,541	*
W.A. Roper, Jr.	269,795	*
R.C. Smith, Jr.	190,313	*
R. Snyderman	0	N/A
M.E. Trout	140,867	*
J.P. Walkush	343,202	*
J.H. Warner, Jr.	508,784	*
J.A. Welch	123,848	*
A.T. Young	93,068	*
Vanguard Fiduciary Trust Company, as trustee	85,052,409	42.9	%(4)
400 Vanguard Boulevard Malvern, PA 19355
All executive officers and Directors as a group (27 persons)	7,937,997	4.0	%(5)

*	Less than 1% of the outstanding shares of Class A common stock and less than 1% of the voting power of the Common Stock.

(1)	The beneficial ownership depicted in the table includes: (i) the approximate number of shares allocated to the account of the individual by the Trustee of the Company’s ESRP, Profit Sharing Plan, CODA and/or the Telcordia Savings Plans as follows: D.P. Andrews (13,721 shares), J.R. Beyster (2,443 shares), D.H. Foley (7,993 shares), J.E. Glancy (82,706 shares), J.D. Heipt (49,003 shares), B.R. Inman (40 shares), S.D. Rockwood (17,318 shares), W.A. Roper, Jr. (22,923 shares), R.C. Smith, Jr. (378 shares), J.P. Walkush (22,951 shares), J.H. Warner, Jr. (109,876 shares), J.A. Welch (19,488 shares) and all executive officers and Directors as a group (415,939 shares); (ii) shares subject to options exercisable within 60 days following the Record Date, as follows:

D.P. Andrews (136,000 shares), T.E. Darcy (33,859 shares), W.H. Demisch (30,400 shares), D.W. Dorman (32,000 shares), D.H. Foley (69,800 shares), J.E. Glancy (150,000 shares), J.D. Heipt (144,000 shares), B.R. Inman (40,000 shares), A.K. Jones (37,900 shares), H.M.J. Kraemer, Jr. (50,400 shares), C.B. Malone (40,000 shares), S.D. Rockwood (69,800 shares), W.A. Roper, Jr. (244,000 shares), R.C. Smith, Jr. (125,465 shares), M.E. Trout (20,000 shares), J.P. Walkush (66,000 shares), J.H. Warner, Jr. (123,000 shares), J.A. Welch (30,400 shares), A.T. Young (40,000 shares) and all executive officers and Directors as a group (1,726,624 shares); (iii) shares held by spouses, minor children or other relatives sharing a household with the individual, as follows: J.R. Beyster (177,736 shares), J.H. Warner, Jr. (6,107 shares), J.A. Welch (20,000 shares) and all executive officers and Directors as a group (206,764 shares); and (iv) shares held by certain trusts or foundations established by the individual, as follows: J.R. Beyster (2,868,944 shares), J.E. Glancy (411,552 shares), J.D. Heipt (200,892 shares), C.B. Malone (58,500 shares), S.D. Rockwood (138,801 shares), W.A. Roper, Jr. (2,872 shares), M.E. Trout (120,867 shares), J.H. Warner, Jr. (252,793 shares) and all executive officers and Directors as a group (4,224,946 shares).

(2)	Based on 198,149,199 shares of Class A common stock outstanding as of the Record Date.

(3)	Represents 1.5% of the voting power of the Common Stock.

(4)	At the Record Date, Vanguard, as Trustee for the Retirement Plans, beneficially owned the following percentage of the outstanding shares of Class A common stock and Class B common stock and voting power of the Common Stock under the following plans for the benefit of plan participants: ESRP: 26.5% Class A common stock, 8.8% Class B common stock and 26.0% of the voting power of the Common Stock; CODA: 12.2% Class A common stock and 11.9% of the voting power of the Common Stock; Profit Sharing Plan: .08% Class A common stock, .01% Class B common stock and .08% of the voting power of the Common Stock; Telcordia Plan: 3.9% Class A common stock and 3.8% of the voting power of the Common Stock; and AMSEC Plan: .3% Class A common stock and .3% of the voting power of the Common Stock. The shares beneficially owned by Vanguard are also included in the amounts held by individuals and the group set forth in this table.

(5)	Represents 3.9% of the voting power of the Common Stock.

Class B Common Stock

      The following table sets forth, as of the Record Date, to the best of the Company’s knowledge, those persons who were beneficial owners of 5% or more of the outstanding shares of Class B common stock. None of the Directors, nominees for Director, the Named Executive Officers or executive officers of the Company own any shares of Class B common stock.

	Amount and
	Nature of
	Beneficial	Percent
Name and Address of Beneficial Ownership	Ownership	of Class(1)

Raymond C. Cavanagh Trust	15,689	6.0%	(2)
2007 Carrhill Road Vienna, VA 22181
J.D. Cramer	13,676	5.2%	(2)
P.O. Box 30691 Albuquerque, NM 87190
J.L. Griggs, Jr.	20,267 (3)	7.7%	(2)
1516 Sagebrush Trail, S.E. Albuquerque, NM 87123

	Amount and
	Nature of
	Beneficial	Percent
Name and Address of Beneficial Ownership	Ownership	of Class(1)

Vanguard Fiduciary Trust Company, as trustee	23,148	8.8% (4)
400 Vanguard Boulevard Malvern, PA 19355

(1)	Based on 263,892 shares of Class B common stock outstanding as of the Record Date.

(2)	Represents less than 1% of the voting power of the Common Stock.

(3)	Includes 803 shares held for the account of J.L. Griggs, Jr. by the trustee of the Company’s ESRP.

(4)	Represents shares of Class B common stock beneficially owned by Vanguard in its capacity as Trustee for the ESRP and Profit Sharing Plan. Vanguard’s total ownership of Common Stock is set forth in Note (4) to the previous table above.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

      Any stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company no later than February 7, 2003 in order to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting. In addition, Section 2.07 of the Company’s Bylaws provides that in order for a stockholder to propose any matter for consideration at an annual meeting of the Company (other than by inclusion in the Company’s Proxy Statement), such stockholder must have given timely prior written notice to the Secretary of the Company of his or her intention to bring such business before the meeting. To be timely, notice must be received by the Company not less than 50 days nor more than 75 days prior to the meeting (or if fewer than 65 days’ notice or prior public disclosure of the meeting date is given or made to stockholders, not later than the 15th day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made). Such notice must contain certain information, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the name and record address of the stockholder proposing such business, the class and number of shares of Common Stock beneficially owned by such stockholder and any material interest of such stockholder in the business so proposed.

ANNUAL REPORT

      The Company’s 2002 Annual Report to Stockholders for the year ended January 31, 2002, which includes audited financial statements, is being mailed with this Proxy Statement to stockholders of record as of the Record Date.

      The Company will provide without charge to any stockholder, upon request, a copy of its Annual Report on Form 10-K for the year ended January 31, 2002 (without exhibits) as filed with the Securities and Exchange Commission. Requests should be directed in writing to Science Applications International Corporation, 10260 Campus Point Drive, San Diego, California 92121, Attention: Secretary.

By Order of the Board of Directors

J. D. HEIPT
Corporate Executive
Vice President and Secretary

June 7, 2002

Proxy for Annual Meeting of Stockholders — July 12, 2002
This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints J.R. BEYSTER, J.D. HEIPT and D.E. SCOTT, and each of them, with full power of substitution, as proxies to represent the undersigned and to vote all of the shares of Class A common stock and/or Class B common stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Science Applications International Corporation (the “Company”) to be held in the Grand Ballroom of the Hilton La Jolla Torrey Pines Hotel, 10950 North Torrey Pines Road, San Diego, California, on Friday, July 12, 2002, at 10:00 A.M. (local time), and at any adjournment, postponement or continuation thereof, as indicated below.

     This proxy will be voted as directed. If this proxy card is properly signed and returned but no directions are specified, the shares represented by this proxy will be voted FOR the election of Directors so as to elect the maximum number of the Board of Directors’ nominees that may be elected by cumulative voting and, in the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof. This proxy card, if properly executed and delivered in a timely manner, will revoke all prior proxies.

RETURN BOTTOM PORTION ONLY

1.	Election of five Class III Directors.

[ ] FOR all nominees listed below (EXCEPT as marked to the contrary below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through such nominee’s name and your votes will be distributed among the remaining nominee(s)

D.H. Foley, A.K. Jones, S.D. Rockwood,

R. Snyderman and J.P. Walkush

[ ] WITHHOLD AUTHORITY to vote for ALL nominees listed above.

2.	In the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof.

Please complete, date, sign and mail promptly in the enclosed envelope which requires no postage.

Dated	, 2002

XXXXXXXX	Signature
Please sign EXACTLY as name or names appear hereon. When signing as attorney, executor, trustee, administrator or guardian, please give your full title.

PROXY NUMBER: XXXXX	XXXX “A” SHARES	XXXX “B” SHARES

Voting Instruction Card for Annual Meeting of Stockholders — July 12, 2002
This voting instruction card is provided in connection with the solicitation of proxies by the Board of Directors.

     The undersigned hereby instructs the Trustee, Vanguard Fiduciary Trust Company, and any successor, under the Cash or Deferred Arrangement, Employee Stock Retirement Plan and Profit Sharing Retirement Plan of Science Applications International Corporation (the “Company”), the Telcordia Technologies 401(k) Savings Plan of Telcordia Technologies, Inc., a wholly-owned subsidiary of the Company, and the AMSEC Employees 401(k) Profit Sharing Plan (collectively, the “Plans”), to vote all of the shares of Class A common stock and/or Class B common stock held for the undersigned’s account in each of the Plans at the Annual Meeting of Stockholders of the Company to be held in the Grand Ballroom of the Hilton La Jolla Torrey Pines Hotel, 10950 North Torrey Pines Road, San Diego, California, on Friday, July 12, 2002, at 10:00 A.M. (local time), and at any adjournment, postponement or continuation thereof, as follows.

     The shares of Class A common stock and/or Class B common stock to which this voting instruction card relates will be voted as directed. If this card is signed and returned but no instructions are indicated with respect to a particular item, the vote of such shares as to any such item will be deemed to have been instructed to vote, and such shares will be voted FOR the election of Directors so as to elect the maximum number of the Board of Directors’ nominees that may be elected by cumulative voting and, in the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof. All allocated shares of Class A common stock and/or Class B common stock held in the Plans as to which no voting instruction cards are received, together with all shares held in the Plans which have not yet been allocated to the accounts of participants, will be voted, on a plan-by-plan basis, in the same proportion as the shares held in each Plan for which voting instructions have been received are voted. This voting instruction card, if properly executed and delivered, will revoke all prior voting instruction cards.

RETURN BOTTOM PORTION ONLY

1.	Election of five Class III Directors.

[ ] FOR all nominees listed below (EXCEPT as marked to the contrary below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through such nominee’s name and your votes will be distributed among the remaining nominee(s)

D.H. Foley, A.K. Jones, S.D. Rockwood,

R. Snyderman and J.P. Walkush

[ ] WITHHOLD AUTHORITY to vote for ALL nominees listed above.

2.	In the discretion of the proxy holders, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof.

     Please complete, date, sign and mail promptly in the enclosed envelope which requires no postage. In order to be counted, voting instruction cards must be received by the proxy counter by July 8, 2002.

Dated	, 2002

XXXXXXX	Signature
Please sign EXACTLY as name or names appear hereon. When signing as attorney, executor, trustee, administrator or guardian, please give your full title.

PROXY NUMBER: XXXXX	XXXX “A” SHARES	XXXX “B” SHARES